Forward-looking Statements

Information in this blog entry contains forward-looking statements, including statements about our plans and strategies for competing in the NFC market and expected sales and revenue from NFC-related products. We caution you that these statements are only predictions and that actual events or results may differ materially from those contemplated in the forward-looking statements due to a number of factors, including our ability to successfully develop and introduce new products that satisfy customer requirements, the growth of the markets in which we participate, our ability to compete in the markets we target, our ability to acquire components we need to build our products, and other risk factors filed in our reports with the Securities and Exchange Commission, including our Annual Report on Form 10-K. We do not undertake to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

September 21, 2011 Identive opportunity with NFC Written by Ayman S. Ashour The Basics:

NFC (Near Field Communication) is a subset of RFID (Radio Frequency Identification). All NFC is RFID but not all RFID is NFC. To enable wide adoption of RFID in mobile phones, a specific standard has been established for RFID communication & data structure under the NFC Forum. More detail on what NFC is all about can be found here << http://www.identive-group.com/en/index.php?option=com_k2&view=latest&layout=latest&Itemid=239 >>, but basically NFC is about enabling consumers to have a secure identity credential in their phones that can interact with objects such as Google Places smart posters, point of sale applications, retail couponing kiosks & the like.

History of Identive in NFC:

Identive & our predecessor companies have been active in NFC since the technology’s inception. Multicard, SCM Microsystems, Smartag & Arygon are amongst the original players in NFC and have been participating in numerous trials around the world for many years. Identive is a pioneer in offering NFC readers, reader modules, SDKs & tagging solutions as well as actual system implementations.

Identive’s role in NFC as a manufacturer & original technology innovator:

Identive does not supply semiconductors for use inside the mobile phones or devices; what Identive does do is to enable the mobile phones to interact with the physical world. How?

·	When the mobile device acts as an ID credential (in place of a smart card): Identive offers a range of readers and reader modules that can be used to verify the identification data stored on the phone so the phone can be used for many applications such as physical access, vending, verified check-in or even sign-on to PCs, laptops or networks. So when the mobile is acting as a smart card, Identive is offering the technology to be its counterpart!

·	When the mobile device acts as a reader or scanner: Identive offers a range of tags, stickers & cards that can be read by the phone. Examples in this case are the NFC stickers we provide for Google Places’ smart poster campaign and in-box NFC tags for mobile phone manufacturers & handset suppliers. As previously announced, Identive has been selected to supply 1 million tags to a mobile handset manufacturer for in-box applications. These are tags that the handset customer includes in the box with the phone to help the user become familiar with NFC functionality. Identive now expects to supply over 3 million tags to this customer before the end of the year, for an aggregate total of more than $1 million in revenue. Identive has been active in this area for several years, supplying tags, stickers & labels to a large number of clients for many different applications.

·	When the mobile device operates in a peer to peer mode with another NFC-enabled device:

With the wider adoption of NFC technology it is expected that NFC will play a bigger role on what is known as the internet of things, where different devices communicate with the Internet and each other using NFC technology. In this area Identive offers important software technology through specialized embedded software and SDKs (Software Development Kits), as well as NFC hardware modules that can be embedded into devices as diverse as automobiles, printers, TVs, coffee makers and refrigerators.

·	Customization, personalization & NFC tags: Production of RFID tags is normally a difficult and lengthy process requiring investment in R&D and manufacturing. Printing on finished NFC tags with antenna & ICs requires a great deal of know-how and the task is much more complex for lower volumes. Identive is a pioneer in our ability to customize printing, personalization & and programming of tagging solutions, with a rapid response on low volume orders. We plan to launch custom NFC tag stores in Switzerland in October and in the USA shortly thereafter.

·	OTP on NFC: OTP (One Time Password) solutions are used for many high-security physical or logical (PC/network) access applications, and in many countries online banking transactions require the use of a separate password generator, usually in the form of a small token or reader.

Through the patented and patent-pending technology of our idOnDemand business, Identive offers an OTP generator that offers the same degree of security, using an RFID-enabled smart card & a user’s existing NFC phone, without the need for a special token/reader or apps.

Role of Identive as ID Systems Integrator

Identive as a whole generates approximately 45% of our revenues from products & components and 55% from systems & solutions. We do eventually expect a similar mix of products & solutions in the area of NFC & mobility.

·	Cashless Betalen solutions: In the Netherlands, under our own “Cashless Betalen” brand, we offer a cashless payment solution focusing on micropayment and community payment applications. In this area Identive offers NFC tags that can be adhered to a mobile phone, a software interface for secure wallet management, account sign-up and management services and a number of apps for different mobile phone platforms including iPhone and Android to enable users to manage their accounts. These apps can be found in the various app stores. We have developed our Cashless Betalen platform through close cooperation with our banking partner in the Netherlands, Rabobank.

·	Smart Communities: In Germany, Switzerland & the Netherlands, Identive acts as system architect, integrator & service provider for turnkey smart community projects ranging from company or university campus ID cards to local transportation schemes to city-wide loyalty applications. We expect the wider adoption of NFC-enabled phones will accelerate the adoption of these mostly NFC-ready applications.

·	Mobility & NFC Solutions: A few months ago, Identive announced the formation of a new business group focused on mobility & NFC under the leadership of David Holmes. Dave led our reader business in the Americas for a number of years and prior to that headed NXP’s NFC business development in the USA. An important new addition to this group is Mathew Smith, who formerly headed up NFC solutions businesses for NXP & Gemalto. Our Mobility & NFC

Solutions group aims to work with the various business units within Identive to expand our offerings beyond NFC infrastructure products into systems & services with a recurring revenue base.

Speed of adoption of NFC is less important for Identive than inevitability of NFC: Identive views NFC as a critical pillar for the expansion of the consumer ID market. The exact timing or number of handsets that are issued with built-in NFC are impossible to predict; but the critical issue is that we will all soon be adapting to a new order where consumers will interact with the physical world using secure ID devices built into their mobile phones. This represents important opportunities for Identive as a new infrastructure of tags, readers, etc. is built up using NFC technology to interact with hundreds of millions of NFC-enabled phones.

NFC revenues & growth rate implications for Identive: As the NFC market is still quite young and Identive is already well established as a provider to the wider RFID market, the total revenues for NFC-related products for Identive in 2011 is likely to be only in the 2 - 3% range. The majority of Identive’s NFC sales are for consumer ID applications, and the consumer ID segment of our business is currently estimated at approximately 25% of our total revenues, with employee ID coming in around 45%, citizen ID 20% and object ID 10%. While we expect our overall business to continue its current level of healthy growth (US government spending being a critical item) we believe that NFC can propel the growth of the consumer ID sector to make it eventually the largest component of our business. We expect to see NFC revenues climbing further in the coming years and we continue to make significant investment in this area.

NFC is a natural for Identive: Our heritage in both the smart card-based security and RFID industries makes Identive particularly capable in the world of NFC. Identive’s goal is to be the leader in Secure ID. NFC is right where we play, a secure technology built on RFID and hence it is a natural fit for us.

Finally, please feel free to reach out to us via email or our social networks (we are on Twitter & Facebook) and we will endeavor to answer all questions. But please do appreciate that we often times are not in a position to reveal pricing or customer information for reason of confidentiality obligations and occasionally for competitive considerations.

Ayman